UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)            January 31, 2005
                                                            ------------------

                         Presidential Realty Corporation
   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (Exact name of registrant as specified in its charter)

    DELAWARE                     1-8594                        13-1954619
    ---------                    -------                       -----------
  (State or other          (Commission File Number)          (I.R.S. Employer
  jurisdiction of                                              Identification
   incorporation)                                                 Number)

 180 South Broadway, White Plains, New York                      10605
 ------------------------------------------                      ------
 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code          (914) 948-1300
                                                            --------------
                           No change since last Report
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17CFR230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act(17CFR240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17CFR240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17CFR240.13e-4(c))




Item 1.01         Entry Into a Material Definitive Agreement

On January 31, 2005, the Company entered into Employment Agreements with Jeffrey Joseph, President, Chief Executive Officer and a Director of the Company; Thomas Viertel, Executive Vice President and Chief Financial Officer of the Company and Steven Baruch, Executive Vice President of the Company. Mr. Joseph has been the President and Chief Executive Officer of the Company since 1991 and Messrs. Viertel and Baruch have been Executive Vice Presidents of the Company since 1992.

Messrs. Joseph, Viertel and Baruch are the owners of Pdl Partnership, which owns 198,735 shares of the Company's Class A Common Stock. As a result of the ownership of these shares by Pdl Partnership, together with the ownership of an aggregate of 24,601 additional shares of Class A Common Stock individually by such persons, Pdl Partnership and Messrs. Joseph, Viertel and Baruch have beneficial ownership of an aggregate of approximately 47% of the outstanding shares of Class A Common Stock of the Company, which class of stock is entitled to elect two-thirds of the Board of Directors of the Company. Messrs. Joseph, Viertel and Baruch also own 49,926 (1.5%), 25,815 (.8%) and 32,774 (1%) shares of Class B Common Stock of the Company, respectively.

The material terms and conditions of the Employment Agreement between the Company and Mr. Joseph (the "Joseph Agreement") are as follows:

         (a) The Joseph Agreement is retroactive to January 1, 2004 and continues until December 31, 2011 unless terminated either (i) upon three years notice from the Company, (ii) if the Company ceases to do business as a result of being declared bankrupt or insolvent or (iii) for cause as defined in the Joseph Agreement.

         (b) Mr. Joseph received salary at the rate of $299,760 for calendar year 2004, which salary will increase every year in proportion to the increase in the cost of living, provided, however that the salary increase in any year shall not exceed 5% of the salary for the prior year.

         (c) The Joseph Agreement also provides for a bonus payable for each calendar year based on a formula relating to the Company's net cash from operations (as defined in the Joseph Agreement) over certain specified amounts, with a maximum bonus in any year equal to 33-1/3% of Mr. Joseph's salary compensation for such year. The Joseph Agreement also provides for certain fringe benefits related to life insurance, major medical benefits, participation in the Company's Defined Benefit Pension Plan and automobile expenses.

         (d) The Joseph Agreement also provides for a three-year consulting period after termination of Mr. Joseph's employment, with compensation during the consulting period in an amount equal to 50% of the salary compensation paid in the last year of employment.

         (e) Mr. Joseph currently has options outstanding for the purchase of 24,000 Class B Common Shares at $6.375 per share, which options expire on November 10, 2005. The Joseph Agreement provides that if the existing options are exercised or terminate, the Company will issue options to purchase an additional 24,000 Class B Common Shares at the then market value of the stock, subject to stockholder approval of a new equity compensation plan.

The material terms and conditions of the Employment Agreement between the Company and Mr. Viertel (the "Viertel Agreement") are as follows:

         (a) The Viertel Agreement is retroactive to January 1, 2004 and continues until December 31, 2011 unless terminated either (i) upon three years notice from the Company, (ii) if the Company ceases to do business as a result of being declared bankrupt or insolvent or (iii) for cause as defined in the Viertel Agreement.

         (b) Mr. Viertel received salary at the rate of $201,431 for calendar year 2004, which salary will increase every year in proportion to the increase in the cost of living, provided, however that the salary increase in any year shall not exceed 5% of the salary for the prior year.

         (c) The Viertel Agreement also provides for a bonus payable for each calendar year based on a formula relating to the Company's net cash from operations (as defined in the Viertel Agreement) over certain specified amounts, with a maximum bonus in any year equal to 33-1/3% of Mr. Viertel's salary compensation for such year. The Viertel Agreement also provides for certain fringe benefits related to life insurance, major medical benefits, participation in the Company's Defined Benefit Pension Plan and automobile expenses.

         (d) The Viertel Agreement also provides for a three-year consulting period after termination of Mr. Viertel's employment, with compensation during the consulting period in an amount equal to 50% of the salary compensation paid in the last year of employment.

         (e) Mr. Viertel currently has options outstanding for the purchase of 18,000 Class B Common Shares at $6.375 per share, which options expire on November 10, 2005. The Viertel Agreement provides that if the existing options are exercised or terminate, the Company will issue options to purchase an additional 18,000 Class B Common Shares at the then market value of the stock, subject to stockholder approval of a new equity compensation plan.

The material terms and conditions of the Employment Agreement between the Company and Mr. Baruch (the "Baruch Agreement") are as follows:

         (a) The Baruch Agreement is retroactive to January 1, 2004 and continues until December 31, 2008 unless terminated either (i) upon three years notice from the Company, (ii) if the Company ceases to do business as a result of being declared bankrupt or insolvent or (iii) for cause as defined in the Baruch Agreement.

         (b) Mr. Baruch received salary at the rate of $201,431 for calendar year 2004, which salary will increase every year in proportion to the increase in the cost of living, provided, however that the salary increase in any year shall not exceed 5% of the salary for the prior year.

         (c) The Baruch Agreement also provides for a bonus payable for each calendar year based on a formula relating to the Company's net cash from operations (as defined in the Baruch Agreement) over certain specified amounts, with a maximum bonus in any year equal to 33-1/3% of Mr. Baruch's salary compensation for such year. The Baruch Agreement also provides for certain fringe benefits related to life insurance, major medical benefits, participation in the Company's Defined Benefit Pension Plan and automobile expenses.

         (d) The Baruch Agreement also provides for a three-year consulting period after termination of Mr. Baruch's employment, with compensation during the consulting period in an amount equal to 50% of the salary compensation paid in the last year of employment.

         (e) Mr. Baruch currently has options outstanding for the purchase of 18,000 Class B Common Shares at $6.375 per share, which options expire on November 10, 2005. The Baruch Agreement provides that if the existing options are exercised or terminate, the Company will issue options to purchase an additional 18,000 Class B Common Shares at the then market value of the stock, subject to stockholder approval of a new equity compensation plan.


Item 9.01         Financial Statements and Exhibits

    (c) Exhibits

    10.1 Amended and Restated Employment and Consulting Agreement, made January 31, 2005 as of January 1, 2004, between the Company and Jeffrey F. Joseph.

    10.2 Amended and Restated Employment and Consulting Agreement, made January 31, 2005 as of January 1, 2004, between the Company and Thomas Viertel.

    10.3 Amended and Restated Employment and Consulting Agreement, made January 31, 2005 as of January 1, 2004, between the Company and Steven Baruch.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:    February 3, 2005                   PRESIDENTIAL REALTY CORPORATION




                                            By: /s/Jeffrey F. Joseph
                                                ---------------------
                                                Jeffrey F. Joseph
                                                President